Exhibit 4(e)

U.S. SECURITY AGREEMENT

Dated as of April 29, 2003

among

GRUPO MINERO MEXICO, S.A. DE C.V.,

MINERA MEXICO, S.A. DE C.V.,

INDUSTRIAL MINERA MEXICO, S.A. DE C.V.,

MINERA MEXICO INTERNACIONAL, INC.,

MEXICANA DE COBRE, S.A. DE C.V.,

MINERALES METALICOS DEL NORTE, S.A.,

MEXICANA DE CANANEA, S.A. DE C.V.,

MEXICANA DEL ARCO, S.A. DE C.V.,

MINERALES Y MINAS MEXICANAS, S.A. DE C.V.,

COMPANIA DE TERRENOS E INVERSIONES DE SAN LUIS POTOSI,

S.C. POR A., S.A.,

MEXICO COMPAÑIA INMOBILIARIA, S.A., and

PROYECCIONES URBANISTICAS, S. DE R.L. DE C.V.

and

HSBC BANK USA,

as Shared Payment and Collateral Agent

and

HSBC BANK USA,

acting in its individual capacity

TABLE OF CONTENTS

ARTICLE 1	DEFINITIONS

1.1	Certain Defined Terms

1.2	Other Interpretive Provisions

ARTICLE 2	PLEDGE OF COLLATERAL

2.1	Grant of Security Interest

2.2	Continuing Security Interest; Transfer of Notes

2.3	Grantors Remain Liable

2.4	Security Interest Absolute, etc

2.5	Waiver, etc

2.6	Postponement of Subrogation and Contribution

2.7	Control Accounts

2.8	Operational Accounts

ARTICLE 3	FURTHER ASSURANCES; REMEDIES

3.1	Further Assurances; Remedies

ARTICLE 4	REPRESENTATIONS AND WARRANTIES

4.1	Representations and Warranties

ARTICLE 5	THE SHARED PAYMENT AND COLLATERAL AGENT

5.1	Shared Payment and Collateral Agent Appointed Attorney-in-Fact

5.2	Shared Payment and Collateral Agent May Perform

5.3	Shared Payment and Collateral Agent Has No Duty

5.4	Reasonable Care

ARTICLE 6	MISCELLANEOUS

6.1	Authorization to file Financing Statements

6.2	Limitation of Rights; No Waiver

6.3	Notices

6.4	Expenses; Indemnity

6.5	Amendments, etc.

6.6	Successors and Assigns

6.7	Additional Grantors

6.8	Third Party Beneficiaries

i

6.9	Survival

6.10	Captions

6.11	Counterparts

6.12	Governing Law

6.13	Consent to Jurisdiction; Process Agent

6.14	Waiver of Jury Trial

6.15	Severability

6.16	Currency

Exhibit A	Form of Joinder Agreement
Exhibit B	Form of Shared Account Control Agreements

Schedule 4.1(c)	Chief Executive Offices

ii

U.S. SECURITY AGREEMENT

THIS U.S. SECURITY AGREEMENT, dated as of April 29, 2003 (this “Agreement”), is made by each of GRUPO MINERO MEXICO, S.A. DE C.V., a sociedad anónima de capital variable organized under the laws of Mexico (“GMM”), MINERA MEXICO, S.A. DE C.V., a sociedad anónima de capital variable organized under the laws of Mexico (“MM”), INDUSTRIAL MINERA MEXICO, S.A. DE C.V., a sociedad anónima de capital variable organized under the laws of Mexico (“IMMSA”), MINERA MEXICO INTERNACIONAL, INC., a New York corporation (“MMI”), MEXICANA DE COBRE, S.A. DE C.V., a sociedad anónima de capital variable organized under the laws of Mexico (“Mexcobre”), MINERALES METALICOS DEL NORTE, S.A., a sociedad anónima organized under the laws of Mexico (“Mimenosa”), MEXICANA DE CANANEA, S.A. DE C.V., a sociedad anónima de capital variable organized under the laws of Mexico (“Mexcananea”), MEXICANA DEL ARCO, S.A. DE C.V., a sociedad anónima de capital variable organized under the laws of Mexico (“Mexarco”), MINERALES Y MINAS MEXICANAS, S.A. DE C.V., a sociedad anónima de capital variable organized under the laws of Mexico (“MMM”),

COMPANIA DE TERRENOS E INVERSIONES DE SAN LUIS POTOSÍ, S.C. POR A., S.A., a sociedad civil por acciones sociedad anónima organized under the laws of Mexico (“TISLP”), MEXICO COMPAÑIA INMOBILIARIA, S.A., a sociedad anónima organized under the laws of Mexico (“MCI”), and PROYECCIONES URBANISTICAS, S. DE R.L. DE C.V., a sociedad de responsabilidad limitada de capital variable organized under the laws of Mexico (“PU”, and, together with GMM, MM, IMMSA, MMI, Mexcobre, Mimenosa, Mexcananea, Mexarco, MMM, TISLP, and MCI, and any other Person that becomes a party to this Agreement by executing a Joinder Agreement (hereinafter defined), each individually a “Grantor” and collectively the “Grantors”), in favor of HSBC BANK USA,a banking corporation and trust company organized under the laws of New York, not in its individual capacity, but solely as shared payment and collateral agent under the Common Agreement (hereinafter defined) (in such capacity, the “Shared Payment and Collateral Agent”), and HSBC BANK USA, a banking corporation and trust company organized under the laws of New York, acting in its individual capacity solely for purposes of Section 2.7 (“HSBC”).

WHEREAS, the Grantors are entering into that certain Common Agreement, dated as of the date hereof (the “Common Agreement”) among the Grantors, the Bank Holders parties thereto, the SEN Holders parties thereto, the Bank Holders Administrative Agent, the Shared Payment and Collateral Agent, the SEN Collateral Agent and Grupo Mexico Export Master Trust No. 1, acting by and through The Bank of New York, as SEN Trustee; and

WHEREAS, as a condition precedent to the effectiveness of the Common Agreement, the Grantors have agreed to execute and deliver this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantors have agreed to pledge and grant a security interest in the Collateral, to the extent the Collateral is not subject to the Mexican Security Trust Agreement, as security for the Secured Obligations in the manner herein set forth.

Accordingly, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

1.1                                 Certain Defined Terms.  Capitalized terms defined in the Common Agreement and used but not otherwise defined herein shall have the meaning ascribed thereto in the Common Agreement.  As used herein, the following terms shall have the following meanings:

“Account Collateral” has the meaning set forth in Section 2.1.

“Collateral” has the meaning set forth in Section 2.1.

“Designated Creditors” means, collectively, the Required Bank Holders and the Required SEN Holders; provided, that during any period when (a) cash is being trapped by the SEN Collateral Agent in accordance with Section 7.01(b) of the Common Agreement following an Event of Default and (b) the Restructured Debt has not been accelerated, Designated Creditors shall mean the Required Bank Holders.

“Financial Institution” shall mean the financial institution party to any Shared Collateral Control Agreement at which the Grantors maintain any Account Collateral.

“Guarantor Agreements” has the meaning set forth in Section 2.3(a).

“Inventory Collateral” has the meaning set forth in Section 2.1.

“Joinder Agreement” means an agreement substantially in the form attached hereto as Exhibit A.

“Lender Obligations” means the “Obligations” as defined in the Common Agreement.

“Property” of any Person means any property, rights or revenues, or interest therein, of such Person.

“Secured Obligations” means (a) the Lender Obligations and (b) the Yankee Bond Obligations.

“Secured Parties” means, collectively, the Bank Holders, the SEN Holders, the Shared Payment and Collateral Agent, the Bank Holders Administrative Agent, the SEN Trust and the Yankee Bond Trustee.

“Shared Collateral Control Agreement” means any agreement entered into by the Grantors and any Financial Institution that is (a) substantially in the form attached hereto as Exhibit B-1 (if it is a deposit account) or Exhibit B-2 (if it is a securities account) or (b) in another form reasonably satisfactory to the Shared Payment and Collateral Agent with respect to the Account Collateral.

“Specified Default” means any (a) Default of the nature described in clause (a), (i) or (j) of Section 9.01 of the Common Agreement or (b) Event of Default.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or the District of Columbia, as applicable.

“Yankee Bond Obligations” means the obligations of the Borrower under the Yankee Bond Indenture.

“Yankee Bond Trustee” means the trustee under the Yankee Bond Indenture.

1.2                                 Other Interpretive Provisions.   This Agreement shall be subject to paragraphs A-F set forth in Appendix A to the Common Agreement.

ARTICLE 2

PLEDGE OF COLLATERAL

2.1                                 Grant of Security Interest.  As collateral security for the prompt payment in full in cash when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, each Grantor hereby pledges and grants to the Shared Payment and Collateral Agent, for itself and the ratable benefit of each of the other Secured Parties, a continuing first priority security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under the following properties, assets and rights, wherever located, whether now existing or hereafter arising or acquired, and all proceeds, products and accessories thereof and thereto (collectively, the “Collateral”): (a) all inventory that is located in the United States consisting of copper cathodes, copper rod, copper anode, and other copper or metal products, and any records, bills of lading or other documents relating thereto (collectively, the “Inventory Collateral”); and (b) all deposit accounts and securities accounts (as such terms are defined in the UCC) of such Grantor in the United States which are set forth on Schedule 3.27 to the Common Agreement or which are opened by such Grantor after the date hereof (other than any Pledged Accounts (as defined in the SEN Security Agreement)) (the “Account Collateral”), together with all monies, credit balances and investments held therein or credited thereto (including certificates, instruments and other documents evidencing investments held from time to time in any such accounts), and any and all agreements establishing such accounts.  The Collateral shall not include any properties, assets and rights to the extent the same are subject to the Mexican Security Trust Agreement.

2.2                                 Continuing Security Interest; Transfer of Notes.  This Agreement shall create a continuing security interest in the Collateral and shall:

(a)                                  remain in full force and effect until the indefeasible payment in full in cash of all Secured Obligations;

(b)                                 be binding upon each Grantor and its successors, transferees and assigns; and

(c)                                  inure, together with the rights and remedies of the Shared Payment and Collateral Agent hereunder, to the benefit of the Shared Payment and Collateral Agent and each other Secured Party.

Without limiting the generality of the foregoing clause (c), any Lender may assign or otherwise transfer (in whole or in part) any Note held by it to any other Person, and such other Person shall thereupon become vested with all the rights and benefits in respect thereof granted to such Lender under any Operative Document (including this Agreement) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Section 9.7 and Article 8 of the Bank Holders Restructured Loan Agreement, Article II of the Restructured Trust Indenture and Article IV of the Common Agreement.  Upon (x) the indefeasible payment in full in cash of all Lender Obligations and (y) the application of any proceeds of Collateral payable to the Yankee Bond Trustee pursuant to Section 8.02(f) of the Common Agreement to the payment of the Yankee Bond Obligations (or the return of such proceeds by the Yankee Bond Trustee to the Shared Payment and Collateral Agent in the event the holders of the Yankee Bond Obligations elect not to apply such proceeds to the payment thereof), the Shared Payment and Collateral Agent shall release the security interests granted herein.  Upon receipt of a certificate from the Grantors stating that all conditions precedent to any such release have been satisfied, the Shared Payment and Collateral Agent will, at the sole cost and expense of the Grantors, execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such release.  Upon (x) any sale of Inventory Collateral in the ordinary course of business or (y) any sale or other transfer of any other Collateral permitted by the terms of Section 5.03 of the Common Agreement, the security interest created hereunder in such sold Collateral (but not in the proceeds thereof) shall be deemed to be automatically released and the Shared Payment and Collateral Agent, upon receipt of a certificate from the Grantors stating that all conditions to such release have been satisfied, will, at the sole cost and expense of the Grantors, execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such release.

2.3                                 Grantors Remain Liable.  Anything herein to the contrary notwithstanding:

(a)                                  each Grantor shall remain liable under each contract and agreement to which it is a party included in the Collateral (the “Guarantor Agreements”), and shall perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed;

(b)                                 the exercise by the Shared Payment and Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under any Guarantor Agreement; and

(c)                                  neither the Shared Payment and Collateral Agent nor any other Secured Party shall have any obligation or liability under any Guarantor Agreement by reason of this Agreement, nor shall the Shared Payment and Collateral Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Grantor under any Guarantor Agreement or to take any action to collect or enforce any claim for payment assigned under any Guarantor Agreement.

2.4                                 Security Interest Absolute, etc.  All rights of the Shared Payment and Collateral Agent and the security interests granted to the Shared Payment and Collateral Agent hereunder for itself and for the ratable benefit of the other Secured Parties, and all obligations of the Grantors hereunder, shall be absolute, unconditional and irrevocable irrespective of:

(a)                                  any lack of validity, legality or enforceability of the Common Agreement or any other Operative Document;

(b)                                 the failure of the Shared Payment and Collateral Agent or any other Secured Party:

(i)                                     to assert any claim or demand or to enforce any right or remedy against any Grantor or any other Person (including any Guarantor or other guarantor) under the provisions of the Common Agreement, any other Operative Document or otherwise; or

(ii)  to exercise any right or remedy against any Guarantor or other guarantor of, or collateral securing, any Secured Obligations;

(c)                                  any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other extension, compromise or renewal of any Secured Obligation;

(d)                                 any reduction, limitation, impairment or termination of any Secured Obligations for any reason (other than repayment), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Grantor hereby waives) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Secured Obligations;

(e)                                  any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Common Agreement or any other Operative Document;

(f)                                    (i) any addition, exchange, release, surrender or non-perfection of any collateral or (ii) any amendment to or waiver or release or addition of, or consent to departure from, any guaranty held by the Shared Payment and Collateral Agent or any other Secured Party, securing or supporting any of the Secured Obligations; or

(g)                                 any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any surety, any Guarantor or any other guarantor (other than repayment).

2.5                                 Waiver, etc.  Each Grantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Secured Obligations and this Agreement and any requirement that the Shared Payment and Collateral Agent or any other Secured Party protect, secure, perfect or insure any security interest or Lien, or any Property subject thereto, or exhaust any right or take any action against any other Person (including any

Guarantor or other guarantor) or entity or any collateral (including any Collateral) securing any Secured Obligations.

2.6                                 Postponement of Subrogation and Contribution.  Until (x) the Secured Obligations have been indefeasibly paid in full in cash or (y) the security interest provided for herein has been released in accordance with Section 2.2, each Grantor hereby irrevocably waives any claim, remedy or other right which it may now have or hereafter acquire against any other Person that may arise from the existence, payment, performance or enforcement of such Grantor’s obligations under this Agreement or any other Operative Document, including any right of subrogation, reimbursement, contribution, exoneration, or indemnification, any right to participate in any claim or remedy of the Shared Payment and Collateral Agent or any other Secured Party against any other Person or any collateral which the Shared Payment and Collateral Agent or any other Secured Party now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from any other Person, directly or indirectly, in cash or other Property or by set-off or in any manner, payment or security on account of such claim, remedy or right; provided, that if the security interest is released in accordance with Section 2.2 and without the Secured Obligations having been indefeasibly satisfied in full, then each Grantor hereby irrevocably waives any right of subrogation or equitable assignment of a security interest or lien on the Collateral.  If any amount shall be paid to any Grantor in violation of the preceding sentence and the Secured Obligations shall not have been indefeasibly paid in full in cash, such amount shall be deemed to have been paid to any such Grantor for the benefit of, and held in trust for, the Shared Payment and Collateral Agent and each of the other Secured Parties, and shall forthwith be paid to the Shared Payment and Collateral Agent for the account of the Shared Payment and Collateral Agent and the other Secured Parties to be credited and applied upon the Secured Obligations, whether matured or unmatured.  Each Grantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Common Agreement and the other Operative Documents and that the waiver set forth in this Section 2.6 is knowingly made in contemplation of such benefits.  If (a) the Grantors have made payments to the Shared Payment and Collateral Agent and the other Secured Parties of all or any part of the Secured Obligations and (b) the Secured Obligations have been indefeasibly paid in full in cash, the Shared Payment and Collateral Agent, upon receipt of a certificate from the Grantors stating that all conditions to such transfer have been satisfied, and the other Secured Parties agree to execute and deliver to each Grantor, as applicable, appropriate documents (without recourse and without representation and warranty) reasonably requested by such Grantors to evidence the transfer by subrogation to each Grantor, as applicable, of an interest in the Secured Obligations resulting from such payment by such Grantor.

2.7                                 Control Accounts.  Without limiting any other means of obtaining perfection of the Shared Payment and Collateral Agent’s security interest in any or all of the Account Collateral, each Grantor, the Shared Payment and Collateral Agent and HSBC hereby agree, (i) with respect to any Account Collateral now or hereafter provided by any Grantor consisting of a deposit account maintained at HSBC, that HSBC will comply with instructions originated by the Shared Payment and Collateral Agent directing disposition of the funds in such deposit account without further consent by any Grantor (including the Grantor for which such deposit account is maintained), and (ii) with respect to any Account Collateral now or hereafter provided by any Grantor consisting of a securities account as to which HSBC is the securities intermediary, that

HSBC will comply with entitlement orders originated by the Shared Payment and Collateral Agent  with respect to any securities entitlements credited to such securities account without further consent by any Grantor (including the Grantor which is the entitlement holder with respect to such securities account).

2.8                                 Operational Accounts.  The accounts listed on Schedule 3.27 of the Common Agreement shall be operational accounts within five (5) Business Days after the opening thereof.

ARTICLE 3

FURTHER ASSURANCES; REMEDIES

3.1                                 Further Assurances; Remedies.  In furtherance of the grant of the pledge and security interest pursuant to Section 2.1, each of the Borrower (with respect to itself and the Grantors) and each Grantor (with respect to itself) hereby agrees as follows:

(a)                                  Delivery and Other Perfection.  Borrower and each Grantor shall:

(i)                                     in the event any proceeds of Collateral are evidenced by an instrument, promptly deliver and pledge to the Shared Payment and Collateral Agent such instrument, in each case endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Shared Payment and Collateral Agent, at the written direction of the Designated Creditors, may request;

(ii)                                  prior to opening a deposit account or securities account (as such terms are defined in the UCC) in the United States constituting Shared Collateral, cause any such account to become subject to (and the relevant bank and any other holder of such account to become party to) the applicable Shared Collateral Control Agreement which the Shared Payment and Collateral Agent shall execute at the written direction of the Required Lenders; provided, that the provisions of this clause (ii) shall not apply with respect to any deposit account or securities account maintained with the Shared Payment and Collateral Agent;

(iii)                               promptly give, execute, deliver, file and/or record any financing statement, notice, instrument, agreement or other document that may be necessary or desirable to create, preserve, perfect, validate or improve the security interest granted pursuant hereto or to enable the Shared Payment and Collateral Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest;

(iv)                              keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner to reflect the security interests granted by this Agreement; and

(v)                                 permit representatives of the Shared Payment and Collateral Agent, at the written direction of the Designated Creditors, upon reasonable notice, at any time during normal business hours, to inspect and make copies of and abstracts from its books and records pertaining to the Collateral, and, if a Default has occurred and is continuing, permit representatives of the Shared Payment and Collateral Agent to be present at any of the place(s) of business of any Grantor (or any of its applicable agents) to receive copies of all communications and remittances relating to the Collateral, and, if a Default has occurred and is continuing, forward copies to the Shared Payment and Collateral Agent of any material notices or communications received by (or on behalf of) any Grantor with respect to the Collateral, all in such manner as any Secured Party (other than the Yankee Bond Trustee) may reasonably request.

(b)           Other Financing Statements and Liens.  Except for Permitted Liens, without the prior written consent of the Shared Payment and Collateral Agent, at the written direction of the Designated Creditors, it shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement, recordation, registration or like document with respect to the Collateral in which the Shared Payment and Collateral Agent is not named as the sole secured party for the benefit of the Secured Parties.

(c)           Preservation of Rights.  The Shared Payment and Collateral Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

(d)           Specified Defaults.  While any Specified Default exists:

(i)                                     the Shared Payment and Collateral Agent (on behalf of the Secured Parties) shall have all of the rights and remedies with respect to the Collateral of a secured party under the UCC (whether or not the UCC is in effect in the jurisdiction where the rights and remedies are asserted) and all additional rights and remedies to which a secured party is entitled under the Applicable Laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including the right, to the maximum extent permitted by Applicable Law, to exercise all powers of ownership pertaining to the Collateral as if the Shared Payment and Collateral Agent were the sole and absolute owner thereof (and each Grantor agrees to take all such action as may be necessary or reasonably requested by the Shared Payment and Collateral Agent (at the written direction of the Designated Creditors) to give effect to such right);

(ii)                                  the Shared Payment and Collateral Agent, at the direction of the Designated Creditors, in its name or in the name of any Grantor or otherwise, may demand, sue for, collect or receive any money or other Property at any time payable or receivable on account of or in exchange for any of the Collateral; and

(iii)                               the Shared Payment and Collateral Agent may, at the direction of the Designated Creditors, to the extent permitted by Applicable Law, and upon at least ten (10) Business Days’ prior written notice to the Grantors of the time and place, sell all or any part of the Collateral or cause such sale through agents or otherwise, at such place(s) as the Designated Creditors shall direct, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by Applicable Law and cannot be waived), and any Person (including the Shared Payment and Collateral Agent and any other Secured Party) may be the purchaser of any or all of such Collateral at any public sale (or, to the extent permitted by Applicable Law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of any Grantor, any such demand, notice and right or equity being hereby expressly waived and released by the Grantors.  The Shared Payment and Collateral Agent may at the direction of the Designated Creditors, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

(e)           Deficiency.  If the proceeds of collection or other realization of or upon the Collateral are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, then the Grantors shall remain liable for any deficiency.

(f)            Books and Records; UCC Matters.  Without (A) at least 30 days’ prior written notice to the Shared Payment and Collateral Agent and (B) first taking such actions as may be necessary or desirable to preserve or protect the security interests granted hereunder, no Grantor shall: (i) maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place other than Mexico or the United States, (ii) change its jurisdiction of organization or its form of organization, or (iii) change its name, or the name under which it does business, from the name shown on the signature pages hereto.

(g)           Private Sale.  It acknowledges (and each Secured Party will be deemed to have acknowledged) that any private sale by the Shared Payment and Collateral Agent of any of the Collateral may be at prices and on terms less favorable than those obtainable through a public sale and agrees (or will be deemed to have agreed) that any such private sale pursuant to clause (d)(iii) of this Section 3.1 made in accordance with Applicable Law shall be deemed to have been made in a commercially reasonable manner and that the Shared Payment and Collateral Agent shall have no obligation to engage in public sales unless required by any Applicable Law.  Neither the Shared Payment and Collateral Agent nor any of the other Secured Parties shall incur any liability as a result of the sale of the Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner and made in accordance with Applicable Law.  Each Grantor hereby waives (and each Secured Party will be deemed to have waived) any claims against the Shared Payment and Collateral Agent or any other Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale made in accordance with Applicable Law was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Shared Payment and Collateral Agent (at the written direction of the Designated Creditors) accepts the first offer received and does not offer such sold Collateral to more than one offeree.

(h)           Clean Sale.  Upon any sale of Collateral under this Section made in accordance with Applicable Law, the Shared Payment and Collateral Agent shall have the right (at the written direction of the Designated Creditors) to deliver, assign and transfer to the purchaser thereof the Collateral so sold.  Each purchaser at any such sale shall hold the Collateral so sold to it absolutely and free from any Lien, claim or right of any kind, and each Grantor, to the extent permitted by Applicable Law, hereby specifically waives all rights of redemption, stay or appraisal that it has or may have under any Applicable Law with respect thereto.  Each Grantor shall execute and deliver such documents and take such other actions as may be necessary or advisable from time to time in order that any such sale may be made in compliance with Applicable Law.

(i)            Application of Proceeds.  Notwithstanding anything herein to the contrary, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant to this Section, and any other cash at the time held by the Shared Payment and Collateral Agent under this Article, shall be applied by the Shared Payment and Collateral Agent as set forth in Section 8.02(f) of the Common Agreement.

As used in this Agreement, “proceeds” of Collateral shall have the meaning ascribed thereto in Article 9 of the UCC, and shall include any proceeds thereof, including cash, securities and other Property realized in respect of, and distributions in kind of, Collateral (including any thereof received under any reorganization, liquidation or adjustment of debt of any Grantor or any issuer of or obligor on any of the Collateral).

(j)            Attorney-in-Fact.  Without limiting any rights or powers granted by this Agreement to the Shared Payment and Collateral Agent while no Specified Default exists, during the existence of any Specified Default the Shared Payment and Collateral Agent is hereby appointed the attorney-in-fact of each Grantor for the purpose of carrying out the provisions of this Article and taking any action and executing any documents that the Shared Payment and Collateral Agent (at the written direction of the Designated Creditors) may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest.  Without limiting the generality of the foregoing, so long as the Shared Payment and Collateral Agent shall be entitled under this Article to make collections in respect of the Collateral, the Shared Payment and Collateral Agent shall have the right and power to receive, endorse and collect all checks and other instruments made payable to the order of any Grantor representing any payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

(k)           Termination.  When (x) all of the Secured Obligations have been indefeasibly satisfied in full in cash (other than any indemnification obligations not yet incurred) or (y) the security interest provided for herein has been released in accordance with Section 2.2, this Agreement shall terminate and the Shared Payment and Collateral Agent shall (at the written request and sole cost and expense of the Grantors), upon receipt of a certificate from the Grantors stating that the conditions for such release have been satisfied:  (i) cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof to or on the order of any Grantor, (ii) deliver to any Grantor any Property of such Grantor in the possession of the Shared Payment and Collateral Agent and (iii) execute lien releases and UCC termination statements as requested by the Grantors.

(l)            Further Assurances.  Sections 4.16(a) and 4.16(c) of the Common Agreement shall be deemed to be incorporated herein as if the same were set out in full herein.

(m)          Enforcement of Liens.  Notwithstanding anything in any Operative Document to the contrary, the Shared Payment and Collateral Agent shall not, on behalf of any Secured Party, and no Secured Party shall prior to the termination of this Agreement, assert or attempt to enforce or avail itself of any Liens or any other pre-judgment or post-judgment liens or assert any rights in or claims against the Collateral or otherwise foreclose or realize upon the Collateral or any part thereof, without (i) providing the other Secured Parties at least ten (10) days prior written notice thereof and (ii) the prior written consent of the Designated Creditors, it being understood that in no event shall any Secured Party other than the Shared Payment and Collateral Agent have any rights or remedies as a secured party under this Agreement, such rights and remedies being exercisable solely by the Shared Payment and Collateral Agent for the benefit of itself and the other Secured Parties; provided, that this Section 3.1(m) does not affect the right of set-off set forth in Section 4.20 of the Common Agreement.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

4.1           Representations and Warranties.  Without limiting the effect of the representations and warranties set forth in the Common Agreement, which are hereby incorporated by reference, the Borrower (with respect to itself and the Grantors) and each Grantor (with respect to itself) jointly and severally represents and warrants to the Secured Parties that:

(a)           Ownership and Liens.  Each Grantor is (or shall be) the sole beneficial owner of the Collateral in which it grants a security interest pursuant to Section 2.1 and no Lien exists or will exist upon the Collateral at any time, except for Permitted Liens, including the pledge and security interest created or provided for herein, which pledge and security interest will constitute a first priority perfected pledge and security interest in and to all of the Collateral upon (i) the filing by the applicable Grantor of a UCC financing statement (x) with respect to each Grantor (except for MMI), in the Office of the Recorder of Deeds of the District of Columbia, and (y) with respect to MMI, in the Office of the Secretary of State of the State of New York, each in favor of the Shared Payment and Collateral Agent, and (ii) in the case of any deposit account or securities account (as such terms are defined in the UCC) maintained with a Financial Institution other than the Shared Payment and Collateral Agent, the execution of the applicable Shared Collateral Control Agreement by each of the Grantors, the Shared Payment and Collateral Agent and such Financial Institution.

(b)           Other Financing Statements.  Other than in connection with the security interest granted herein, there is no notice of assignment, financing statement (or similar statement or instrument of registration under the Applicable Law of any jurisdiction) executed or registered by any Grantor or, to its knowledge, by any other Person with respect to any interest of any kind in any of the Collateral.

(c)           Names, Organizational Identification Number and Chief Executive Office.  Each Grantor’s name as it appears in official filings in the jurisdiction of its incorporation or other organization and the type of entity of Grantor (including corporation, partnership, limited partnership, limited liability company, sociedad anónima de capital variable, and sociedad anónima) is fully and correctly set forth in the preamble hereto, and, with respect to MMI, its organizational identification number issued by the State of New York is 872558.  The chief executive office of each Grantor is correctly set forth on Schedule 4.1(c) hereto.

ARTICLE 5

THE SHARED PAYMENT AND COLLATERAL AGENT

5.1                                 Shared Payment and Collateral Agent Appointed Attorney-in-Fact.  Each Grantor hereby irrevocably appoints the Shared Payment and Collateral Agent the attorney-in-fact of such Grantor, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time at the written direction of the Designated Creditors, following the occurrence and continuation of a Specified Default, to take any action and to execute any instrument which may be necessary or advisable to accomplish the purposes of this Agreement, including:

(a)                                  to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b)                                 to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) of this Section 5.1;

(c)                                  to file any claims or take any action or institute any proceedings which may be necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Shared Payment and Collateral Agent with respect to any of the Collateral; and

(d)                                 to perform the affirmative obligations of such Grantor hereunder (including all obligations pursuant to Section 3.1); provided, that in no event shall the Shared Payment and Collateral Agent be required to expend or risk its own funds pursuant to this Section.

Each Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

5.2                                 Shared Payment and Collateral Agent May Perform.  If any Grantor fails to perform any agreement contained herein, the Shared Payment and Collateral Agent, at the written direction of the Designated Creditors, may itself perform, or cause performance of, such agreement, and the expenses of the Shared Payment and Collateral Agent incurred in connection therewith shall be payable pursuant to Section 6.4 provided, that in no event shall the Shared Payment and Collateral Agent be required to expend or risk its own funds pursuant to this Section.

5.3                                 Shared Payment and Collateral Agent Has No Duty.  The powers conferred on the Shared Payment and Collateral Agent hereunder are solely to protect its interest (on behalf of the

Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers except at the written direction of the Designated Creditors.

5.4                                 Reasonable Care.  The Shared Payment and Collateral Agent shall exercise reasonable care in the custody and preservation of any of the Collateral in its possession.

ARTICLE 6

MISCELLANEOUS

6.1           Authorization to file Financing Statements.  Each Grantor hereby authorizes the filing of any financing statements or continuation statements, amendments to financing statements or any similar document in any jurisdiction with any filing offices as the Shared Payment and Collateral Agent, at the written direction of the Designated Creditors, may determine are necessary or advisable to perfect the security interests granted to the Shared Payment and Collateral Agent herein.  Such financing statements may contain an indication or description of collateral that describes the Collateral in any manner as is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Shared Payment and Collateral Agent herein.  Each Grantor shall furnish to the Shared Payment and Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Shared Payment and Collateral Agent, at the written direction of the Designated Creditors,  may reasonably request, all in reasonable detail.

6.2                                 Limitation of Rights; No Waiver.  Section 14.03 of the Common Agreement shall be deemed to be incorporated herein as if the same were set out in full herein.

6.3                                 Notices.  Except as otherwise provided in this Agreement, all notices, requests, instructions or other documents to be given hereunder will be in accordance with the terms and provisions of Section 14.14 of the Common Agreement.

6.4                                 Expenses; Indemnity.  Sections 11.01 and 11.02 of the Common Agreement shall be deemed to be incorporated herein as if the same were set out in full herein.

6.5                                 Amendments, etc.  The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Shared Payment and Collateral Agent (at the written direction of the Designated Creditors); provided, that no modification, alteration or waiver shall, unless by an instrument signed by all of the Lenders or unless permitted by the Common Agreement: (i) release all or any material portion of the Collateral (except as expressly otherwise provided herein) or share any Collateral exclusively for the benefit of the Secured Parties, (ii) modify in any manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof or (iii) alter the terms of this Section.

6.6                                 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that no Grantor shall assign or transfer any of its rights or obligations hereunder without the prior written consent of the Super-Majority Lenders (any attempt to do so being null and void ab initio).

6.7                                 Additional Grantors.  Borrower shall designate any Subsidiary or newly acquired or formed Subsidiary as a Grantor hereunder (each such Subsidiary, a “New Grantor”) in accordance with and to the extent required by Section 4.19 of the Common Agreement.  Such New Grantor shall become a Grantor under this Agreement, and for all purposes deemed a Grantor under this Agreement, with all rights and obligations of a Grantor under this Agreement, upon the execution by such Person of a Joinder Agreement, countersigned by the Shared Payment and Collateral Agent.

6.8                                 Third Party Beneficiaries.  This Agreement is made and entered into for the sole protection and legal benefit of the parties hereto, the Secured Parties and their permitted successors and assigns (all of which, if not parties hereto, are third-party beneficiaries hereof for purposes of enforcing their respective rights hereunder), and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement.

6.9                                 Survival.  The obligations of the Grantors under Section 6.4 shall survive the repayment of the Secured Obligations.

6.10                           Captions.  The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

6.11                           Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

6.12                           Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF NEW YORK (NOT INCLUDING SUCH STATE’S CONFLICT OF LAWS PROVISIONS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) , EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK; PROVIDED, THAT THE SECURED PARTIES SHALL RETAIN ALL RIGHTS ARISING UNDER UNITED STATES FEDERAL LAW; AND PROVIDED FURTHER, THAT THE RIGHTS, DUTIES AND OBLIGATIONS OF THE SHARED PAYMENT AND COLLATERAL AGENT SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.  THIS AGREEMENT, THE OTHER OPERATIVE DOCUMENTS, THE SHARED COLLATERAL CONTROL AGREEMENT(S) AND THE JOINDER AGREEMENTS, IF ANY, CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

6.13                           Consent to Jurisdiction; Process Agent.  Section 14.22 of the Common Agreement shall be deemed to be incorporated herein as if the same were set out in full herein.

6.14         Waiver of Jury Trial.  Section 14.20 of the Common Agreement shall be deemed to be incorporated herein as if the same were set out in full herein.

6.15                           Severability.  Section 14.05 of the Common Agreement shall be deemed to be incorporated herein as if the same were set out in full herein.

6.16                           Currency.  Section 14.06 of the Common Agreement shall be deemed to be incorporated herein as if the same were set out in full herein.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

GRUPO MINERO MEXICO, S.A. DE C.V.

By:	/s/ Daniel Tellechea Salido
Name: Daniel Tellechea Salido
Title: Attorney-in-fact

By:	/s/ J. Eduardo Gonzalez Felix
Name: J. Eduardo Gonzalez Felix
Title: Attorney-in-fact

MINERA MEXICO, S.A. DE C.V.

By:	/s/ Daniel Tellechea Salido
Name: Daniel Tellechea Salido
Title: Attorney-in-fact

By:	/s/ J. Eduardo Gonzalez Felix
Name: J. Eduardo Gonzalez Felix
Title: Attorney-in-fact

INDUSTRIAL MINERA MEXICO, S.A. DE C.V.

By:	/s/ Daniel Tellechea Salido
Name: Daniel Tellechea Salido
Title: Attorney-in-fact

By:	/s/ J. Eduardo Gonzalez Felix
Name: J. Eduardo Gonzalez Felix
Title: Attorney-in-fact

MINERA MEXICO INTERNACIONAL, INC.

By:	/s/ Daniel Tellechea Salido
Name: Daniel Tellechea Salido
Title: Attorney-in-fact

By:	/s/ J. Eduardo Gonzalez Felix
Name: J. Eduardo Gonzalez Felix
Title: Attorney-in-fact

MEXICANA DE COBRE, S.A. DE C.V.

By:	/s/ Daniel Tellechea Salido
Name: Daniel Tellechea Salido
Title: Attorney-in-fact

By:	/s/ J. Eduardo Gonzalez Felix
Name: J. Eduardo Gonzalez Felix
Title: Attorney-in-fact

MINERALES METALICOS DEL NORTE, S.A.

By:	/s/ Daniel Tellechea Salido
Name: Daniel Tellechea Salido
Title: Attorney-in-fact

By:	/s/ J. Eduardo Gonzalez Felix
Name: J. Eduardo Gonzalez Felix
Title: Attorney-in-fact

MEXICANA DE CANANEA, S.A. DE C.V.

By:	/s/ Daniel Tellechea Salido
Name: Daniel Tellechea Salido
Title: Attorney-in-fact

By:	/s/ J. Eduardo Gonzalez Felix
Name: J. Eduardo Gonzalez Felix
Title: Attorney-in-fact

MEXICANA DEL ARCO, S.A. DE C.V.

By:	/s/ Daniel Tellechea Salido
Name: Daniel Tellechea Salido
Title: Attorney-in-fact

By:	/s/ J. Eduardo Gonzalez Felix
Name: J. Eduardo Gonzalez Felix
Title: Attorney-in-fact

MINERALES Y MINAS MEXICANAS, S.A. DE C.V.

By:	/s/ Daniel Tellechea Salido
Name: Daniel Tellechea Salido
Title: Attorney-in-fact

By:	/s/ J. Eduardo Gonzalez Felix
Name: J. Eduardo Gonzalez Felix
Title: Attorney-in-fact

COMPANIA DE TERRENOS E INVERSIONES DE SAN LUIS POTOSI, S.C. POR A., S.A.

By:	/s/ Daniel Tellechea Salido
Name: Daniel Tellechea Salido
Title: Attorney-in-fact

By:	/s/ J. Eduardo Gonzalez Felix
Name: J. Eduardo Gonzalez Felix
Title: Attorney-in-fact

MEXICO COMPANIA INMOBILIARIA, S.A.

By:	/s/ Daniel Tellechea Salido
Name: Daniel Tellechea Salido
Title: Attorney-in-fact

By:	/s/ J. Eduardo Gonzalez Felix
Name: J. Eduardo Gonzalez Felix
Title: Attorney-in-fact

PROYECCIONES URBANISTICAS, S. DE R.L. DE C.V.

By:	/s/ Daniel Tellechea Salido
Name: Daniel Tellechea Salido
Title: Attorney-in-fact

By:	/s/ J. Eduardo Gonzalez Felix
Name: J. Eduardo Gonzalez Felix
Title: Attorney-in-fact

HSBC BANK USA, acting in its individual capacity solely for purposes of Section 2.7

By:	/s/ Harriet Drandoff
Name: Harriet Drandoff
Title: Vice President

By:	/s/ Frank J. Godino
Name: Frank J. Godino
Title: Vice President

ACKNOWLEDGED AND AGREED:

HSBC BANK USA, as the Shared Payment and Collateral Agent

By:
Name:
Title:

Exhibit A

To the U.S. Security Agreement

Form of Joinder Agreement

JOINDER AGREEMENT

This JOINDER AGREEMENT (this “Agreement”), dated as of                  ,        , is hereby executed and delivered by                   , a                      [corporation] (the “New Grantor”), pursuant to the U.S. Security Agreement described below. Unless otherwise defined herein, capitalized terms used herein and defined in the U.S. Security Agreement, dated as of April 29, 2003 (as amended or otherwise modified from time to time, the “U.S. Security Agreement”), among each of GRUPO MINERO MEXICO, S.A. DE C.V., MINERA MEXICO, S.A. DE C.V., INDUSTRIAL MINERA MEXICO, S.A. DE C.V., MINERA MEXICO INTERNACIONAL, INC., MEXICANA DE COBRE, S.A. DE C.V., MINERALES METALICOS DEL NORTE, S.A., MEXICANA DE CANANEA, S.A. DE C.V., MEXICANA DEL ARCO, S.A. DE C.V., MINERALES Y MINAS MEXICANAS, S.A. DE C.V., COMPANIA DE TERRENOS E INVERSIONES DE SAN LUIS POTOSÍ, S.C. POR A.S.A., MEXICO COMPAÑIA INMOBILIARIA, S.A., and PROYECCIONES URBANISTICAS, S. DE R.L. DE C.V. (collectively, the “Grantors”), and HSBC Bank USA, as Shared Payment and Collateral Agent, and the Common Agreement (as defined in the U.S. Security Agreement) are used herein as therein defined and the rules of interpretation set forth in Section 1.2 of the U.S. Security Agreement shall apply hereto.

WHEREAS, pursuant to Section 6.7 of the U.S. Security Agreement, New Grantor must enter into this Agreement in order to become a party to the U.S. Security Agreement; and

WHEREAS, the New Grantor desires to execute and deliver this Agreement in order to become a party to the U.S. Security Agreement.

NOW, THEREFORE, IT IS AGREED as follows:

SECTION 1.  Joinder. By executing and delivering this Agreement, New Grantor hereby becomes a party to the U.S. Security Agreement and hereby expressly assumes and agrees to perform all obligations and liabilities of a Grantor thereunder, with the same effect as if the U.S. Security Agreement had been executed and delivered initially by the New Grantor as a Grantor.

SECTION 2.  Representations and Warranties.  The New Grantor hereby represents and warrants to the Secured Parties that:

(a)           Ownership and Liens.  New Grantor is (or shall be) the sole beneficial owner of the Collateral in which it grants a security interest pursuant to Section 2.1 of the U.S. Security Agreement and no Lien exists or will exist upon the Collateral at any time, except for Permitted Liens, including the pledge and security interest created or provided for in the U.S. Security Agreement, which pledge and security interest will constitute a first priority perfected pledge and security interest in and to all of the Collateral upon (i) the filing of a UCC financing statement with respect to New Grantor [in the Office of the Recorder of Deeds of the District of Columbia] [in the Office of the Department of State of the State of [            ]] in favor of the Shared Payment and Collateral Agent, and (ii) in the case of any deposit account or securities account (as such terms are defined in the UCC) maintained by New Grantor with a Financial Institution other than the Shared Payment and Collateral Agent, the execution of a Shared Collateral Control Agreement by New Grantor, the Shared Payment and Collateral Agent and such Financial Institution.

(b)                                 Accounts.  As of the date hereof, New Grantor does not maintain any deposit account or securities account (as such terms are defined in the UCC) in the United States, other than those deposit accounts listed in Schedule 1.

(c)                                  Other Financing Statements.  Other than in connection with the security interest granted in the U.S. Security Agreement, there is no notice of assignment, financing statement (or similar statement or instrument of registration under the Applicable Law of any jurisdiction) executed or registered by New Grantor or, to its knowledge, by any other Person with respect to any interest of any kind in any of the Collateral.

(d)           Names, Organizational Identification Number and Chief Executive Office.  New Grantor’s name as it appears in official filings in the jurisdiction of its incorporation or other organization and the type of entity of New Grantor (including corporation, partnership, limited partnership, limited liability company, sociedad anónima de capital variable, and sociedad anónima) are fully and correctly set forth in the preamble hereto, [and, with respect to New Grantor, its organizational identification number issued by the State of [                 ] is [                              ]].  The chief executive office of New Grantor is correctly set forth on a supplement to Schedule 4.1(c) to the U.S. Security Agreement.

SECTION 3. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same agreement.

SECTION 4. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF NEW YORK (NOT INCLUDING SUCH STATE’S CONFLICT OF LAWS PROVISIONS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

[NEW GRANTOR]

Address:	By:
Name:
Title:

ACKNOWLEDGED:

HSBC BANK USA, as the Shared Payment and Collateral Agent

By:
Name:
Title:

Schedule 1

to the Form of Joinder Agreement

[List of Accounts]

Exhibits B-1 and B-2

To the U.S. Security Agreement

Forms of Shared Account Control Agreements

B-1

SCHEDULE 4.1(c)

To the U.S. Security Agreement

Chief Executive Offices

GRANTOR	DOMICILE

Grupo Minero México, S.A. de C.V.	Baja California 200, colonia Roma Sur, C.P. 06760, México, D.F.

Minera México, S.A. de C.V.	Baja California 200, colonia Roma Sur, C.P. 06760, México, D.F.

Industrial Minera México, S.A. de C.V.	Baja California 200, colonia Roma Sur, C.P. 06760, México, D.F.

Minera México Internacional, Inc.	2575 East Cammelback Road suite 500 85016, Phoenix, AZ

Mexicana de Cobre, S.A. de C.V.	Baja California 200, colonia Roma Sur, C.P. 06760, México, D.F.

Minerales Metálicos del Norte, S.A.	Baja California 200, colonia Roma Sur, C.P. 06760, México, D.F.

Mexicana de Cananea, S.A. de C.V.	Baja California 200, colonia Roma Sur, C.P. 06760, México, D.F.

Mexicana del Arco, S.A. de C.V.	Baja California 200, colonia Roma Sur, C.P. 06760, México, D.F.

Minerales y Minas Mexicanas, S.A. de C.V.	Baja California 200, colonia Roma Sur, C.P. 06760, México, D.F.

Compañía de Terrenos e Inversiones de San Luis Potosí, S.C. por A., S.A.	Baja California 200, colonia Roma Sur, C.P. 06760, México, D.F.

México Compañía Inmobiliaria, S.A.	Baja California 200, colonia Roma Sur, C.P. 06760, México, D.F.

Proyecciones Urbanísticas, S. de R.L. de C.V.	Baja California 200, colonia Roma Sur, C.P. 06760, México, D.F.

4.1(c)-1